Confidential portions of this exhibit have been omitted because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Execution Version

Security Assignment Agreement (Sicherungszession)
dated as of May 31, 2024 by and between

Li-Cycle Europe AG Neuhofstrasse 6 6340 Baar Switzerland	(the Assignor)

and

Glencore Canada Corporation
100 King Street West, Suite 6900
Toronto, ON, M5X 1E3
Canada
in its capacity as Collateral Agent under the Note Purchase Agreement (as defined herein) and acting in its own name but on behalf and on account of the other Secured Parties
(the Collateral Agent)

regarding the assignment for security purposes of certain intercompany receivables of the Assignor

Security Assignment Agreement
Table of Contents
1.    Definitions and References    4
1.1    Definitions    4
1.2    References    6
1.3    Conflicts with other Agreements    6
2.    Assignment of Intercompany Receivables    6
2.1    Object of Assignment    6
2.2    Secured Obligations    6
2.3    Collection of Intercompany Receivables    7
3.    Intercompany Receivables    7
3.1    Information    7
3.2    Notifications    7
4.    Representations and Warranties    8
5.    Undertakings    8
6.    Enforcement of Intercompany Receivables    9
7.    Application of Proceeds    10
8.    Security for Third Party Obligations    10
8.1    Waiver of Legal Subrogation and Non-Accessory Security Rights    10
8.2    Limitation of Security    10
9.    Release and Reassignment    12
10.    Role of Collateral Agent    12
11.    Reinstatement    13
12.    Duration; Independence    13
13.    General Provisions    13
13.1    No Waiver    13
13.2    Notices    13
13.3    Entire Agreement    15
13.4    Amendments and Waivers    15
13.5    Transfer of Rights and Obligations    15
13.6    Severability    15
14.    Governing Law and Jurisdiction    15
14.1    Governing Law    15

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Security Assignment Agreement
14.2    Place of Jurisdiction    15
Annex 1 - List of Intercompany Receivables    18
Annex 2 - Notification to Intercompany Receivables Debtors    19

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Security Assignment Agreement
This security assignment agreement (the Agreement) is made as of the date hereof, by and between:
(a)Li-Cycle Europe AG, a corporation (Aktiengesellschaft) incorporated and organized under the laws of Switzerland, registered with the Commercial Register of the Canton of Zug under registration number CHE-276.781.098, with registered office at Neuhofstrasse 6, 6340 Baar, Switzerland, as assignor (the Assignor); and
(b)Glencore Canada Corporation, a corporation incorporated and organized under the laws of the Province of Ontario, Canada, with registered office at 100 King Street West, Suite 6900, Toronto, ON M5X 1E3, Canada, in its capacity as Collateral Agent under the Note Purchase Agreement (as defined herein) and acting in its own name but on behalf and on account of the other Secured Parties as their indirect representative (indirekter Stellvertreter) (the Collateral Agent, and together with the Assignor, the Parties, and each individually a Party).
Whereas
A.Li-Cycle Holdings Corp. (the Issuer) has entered into an amended and restated note purchase agreement with Glencore Ltd. and the Collateral Agent, dated as of March 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the Note Purchase Agreement), pursuant to which the Issuer has agreed to issue and sell to the Collateral Agent a senior secured convertible note in a principal amount of $75,000,000 maturing on the fifth anniversary of the date of issuance of such senior secured convertible note (the Note).
B.In order to satisfy certain conditions subsequent of the Note Purchase Agreement and in order to provide security for each of the Secured Parties, the Assignor wishes to assign to the Collateral Agent as security for the Secured Obligations (as defined below) all of its Intercompany Receivables (as defined below).
Now, therefore, the Parties agree as follows:
1.Definitions and References
1.Definitions
Unless defined otherwise herein and except to the extent that the context requires otherwise, capitalized terms used in this Agreement shall have the meanings assigned to them in the Note or the Note Purchase Agreement (as appropriate).
Agreement means this security assignment agreement.
Assignment has the meaning set forth in Clause 2.1.
Assignor has the meaning set forth in the introductory paragraph of this Agreement.

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Security Assignment Agreement
Business Day means a Business Day as defined in the Note, provided that Business Day shall only include any such day commercial banks in Zurich are open for normal business transactions.
Clause means any clause of this Agreement.
CO means the Swiss Code of Obligations (Schweizerisches Obligationenrecht) dated March 30, 1911, as amended and restated from time to time.
Collateral Agent has the meaning set forth in the introductory paragraph of this Agreement.
DEBA means the Swiss Federal Debt Enforcement and Bankruptcy Act (Bundesgesetz über Schuldbetreibung und Konkurs, SchKG) of April 11, 1889, as amended from time to time (SR 281.1).
Event of Default means any of the events described as "Events of Default" in the Note.
Finance Documents has the meaning given to it in the Note.
Group means Issuer and its Subsidiaries from time to time.
Intercompany Receivables means any and all present and future Swiss law-governed monetary claims and receivables of the Assignor owed to it by a member of the Group, whether actual or contingent, whether due now or becoming due or owing hereafter, arising out of any loan granted or other credit extended as well as any rights and benefits relating thereto, including privileges and ancillary rights in respect thereof and any interest accruing thereon as well as any right to receive the proceeds of any security, warranty, indemnity or guarantee relating thereto, including those intercompany receivables set out in Annex 1, excluding any ancillary rights which are not assignable by law.
Note has the meaning set forth in Whereas Clause A.
Note Purchase Agreement has the meaning set forth in Whereas Clause A.
Parties or Party has the meaning set forth in the introductory paragraph of this Agreement.
Restricted Obligations has the meaning set forth in Clause 8.2.
Secured Obligations has the meaning given to the term "Obligations" in the Note.
Secured Parties has the meaning assigned to it in the Note Purchase Agreement.
Subsidiary means, in relation to any company or corporation, a company or corporation:
(a)which is controlled, directly or indirectly, by the first mentioned company or corporation;
(b)more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation;

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Security Assignment Agreement
(c)which is a Subsidiary of another Subsidiary of the first mentioned company or corporation; or
(d)which must be consolidated in Group wide financial statements pursuant to the applicable accounting standards, and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.
Swiss Maximum Amount has the meaning set forth in Clause 8.2.
2.References
References to any agreement or document shall be construed as references to such agreements or documents as amended, novated, supplemented, extended or restated from time to time.
3.Conflicts with other Agreements
Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent with respect to the Intercompany Receivables hereunder (including any representation and any undertaking) are subject to the provisions of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable. In the event of any conflict or inconsistency between the terms of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable, and the terms of this Agreement, the terms of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable, shall prevail and override anything in this Agreement to the contrary, save if and to the extent that the application of any such terms would affect the validity, ranking, priority or enforceability of the security interest created under this Agreement.
2.Assignment of Intercompany Receivables
1.Object of Assignment
The Assignor hereby agrees to assign and hereby unconditionally assigns to the Collateral Agent by way of a general assignment (Globalzession), for the benefit of each Secured Party, all Intercompany Receivables, as a security (Sicherungszession) (the Assignment), effective as of the date hereof.
2.Secured Obligations
The Assignment of the Intercompany Receivables shall serve as a first ranking and continuing security for the prompt and complete payment, discharge and performance of any and all Secured Obligations, irrespective of (i) any intermediate discharge of any but not all of the Secured Obligations, (ii) any intermediate payment or increase of the amount of all or any part of the Secured Obligations, (iii) any transfer of rights and obligations by novation or otherwise

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from one Secured Party to another Secured Party under the Finance Documents and (iv) any change, amendment or supplement whatsoever in the Finance Documents unless and until the security is released in full by the Collateral Agent in accordance with the terms of this Agreement.
3.Collection of Intercompany Receivables
(a)The Collateral Agent hereby authorizes the Assignor to collect or receive the Intercompany Receivables in the ordinary course of business and in accordance with the terms of such Intercompany Receivable.
(b)Upon delivery of a written notice from the Collateral Agent to the Assignor and the occurrence and during the continuation of an Event of Default, the Assignor's authority to collect the Intercompany Receivables granted by the Collateral Agent shall cease immediately and the Assignor shall not be entitled to collect the Intercompany Receivables without the Collateral Agent's prior written consent. Irrespective of whether an Event of Default has occurred which is continuing, the Collateral Agent may restrict the Assignor's authority to collect the Intercompany Receivables in any way at any time if the Assignor is in breach of any of its obligations, or any representation or warranty given, under the Finance Documents.
(c)The Collateral Agent shall not be liable for any damage or loss due to any delayed collection of Intercompany Receivables.
3.Intercompany Receivables
1.Information
(a)The Assignor shall submit to the Collateral Agent, (i) on the date hereof, (ii) upon reasonable request by the Collateral Agent and (iii) promptly upon the occurrence of an Event of Default which is continuing, a list setting forth all then existing Intercompany Receivables, the names of the debtors, the contract date and the amounts outstanding under the Intercompany Receivables (the List of Intercompany Receivables), such List of Intercompany Receivables to be substantially in the form of Annex 1. Upon request by the Collateral Agent, the Assignor shall supplement the List of Intercompany Receivables with details of the underlying contracts.
(b)It is understood and agreed that all Intercompany Receivables are assigned to the Collateral Agent regardless of whether they are included in the List of Intercompany Receivables and regardless of whether the List of Intercompany Receivables is delivered by the Assignor.
2.Notifications
(a)The Assignor further shall furnish to the Collateral Agent within 10 (ten) Business Days of the date a Intercompany Receivable has been created a copy of a notification letter to the relevant debtor, substantially in the form of Annex 2, duly executed by the Assignor and duly countersigned by the respective debtor of the Intercompany Receivables.

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(b)Prior to the occurrence of an Event of Default which is continuing and without prejudice to paragraph (a) above, the Collateral Agent may notify, and may request the Assignor to notify, the debtors of the Intercompany Receivables as to the Assignment if and to the extent such notification is necessary for protecting or pursuing its rights under this Agreement and the Assignor shall for purposes of such notification promptly upon request submit to the Collateral Agent an up-to-date List of Intercompany Receivables.
4.Representations and Warranties
Without prejudice and in addition to the representations and warranties under the other Finance Documents, the Assignor hereby represents and warrants to the Collateral Agent that as of the date of this Agreement:
(a)Annex 1 is correct as of the date of this Agreement; and
(b)this Agreement constitutes legal, valid and binding obligations of the Assignor and, subject to the satisfaction of any applicable perfection requirement (i) is an effective and perfected Assignment and (ii) is enforceable against the Assignor in accordance with its terms.
5.Undertakings
Subject to the terms of the Note and the Note Purchase Agreement, the Assignor hereby undertakes for as long as this Agreement remains in effect:
(a)to promptly enter into, execute and perfect, and to procure the prompt entry into, execution and perfection of, any additional agreement or document and to take all action required to create or maintain a valid and binding Assignment;
(b)to deliver to the Collateral Agent any and all acknowledgements of debt (Schuldscheine) relating to the Intercompany Receivables;
(c)not to enter into any particular or general assignment with respect to the Intercompany Receivables for the benefit of any third party or any agreement that provides for the non-assignability of Intercompany Receivables or the assignability subject to the prior consent of a third party resulting from such agreement; and
(d)not to take any action with respect to the Assignment or the Intercompany Receivables that would, taken as a whole, materially and adversely affect (i) any rights of the Collateral Agent under this Agreement or any other Finance Document or (ii) the validity and enforceability of the Assignment, provided that the foregoing undertakings shall not limit or restrict the Assignor from taking any action which is permitted under the Finance Documents save if and to the extent that such action would affect the validity, ranking, priority or enforceability of the security interest created under this Agreement.

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Security Assignment Agreement
6.Enforcement of Intercompany Receivables
(a)In the event that an Event of Default has occurred which is continuing, the Collateral Agent shall have the right, but not the obligation, to realize the Assignment and to take all actions for purposes of such realization, at its discretion, by either:
(i)notifying the debtors of the Intercompany Receivables as to the Assignment and/or the realization of the Intercompany Receivables at any time;
(ii)taking all actions appropriate for the purpose of making any Intercompany Receivable become due;
(iii)agreeing with any debtor of an Intercompany Receivable on all actions and agreements as the Collateral Agent shall in its reasonable discretion determine to be appropriate for the collection of such Intercompany Receivable, including, without limitation, granting discounts on payments and entering into settlements with respect to such Intercompany Receivables;
(iv)demanding that the Assignor collects the Intercompany Receivables, in whole or in part, in accordance with the written instructions of the Collateral Agent, in which event the Assignor shall immediately transfer and deliver to the Collateral Agent all monies received in connection with such collection;
(v)undertaking on its own initiative any acts the Collateral Agent deems appropriate to collect any Intercompany Receivable and request the Assignor to co-operate with the Collateral Agent in any such action;
(vi)requesting the Assignor to indicate on each invoice that is sent to a debtor of an Intercompany Receivable that payment is to be made into specific bank accounts designated by the Collateral Agent; and/or
(vii)enforcing the Intercompany Receivables by either:
(A)collection of the Intercompany Receivables directly from the respective debtor and/or realization of any ancillary right attached to any of the Intercompany Receivables; or
(B)liquidation of the Intercompany Receivables in full or in part through private sale (Private Verwertung) or acquiring the Intercompany Receivables for its own account at a fair value (Selbsteintritt), in each case without having to initiate proceedings under, and without regard to the formalities provided in, the DEBA.
(b)Notwithstanding the foregoing the Collateral Agent is at liberty to institute or pursue the enforcement of the Secured Obligations pursuant to regular debt enforcement proceedings without having first realized the Intercompany Receivables or instituted proceedings for the realization of the Intercompany Receivables (waiver of the beneficium excussionis realis).

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(c)Following the occurrence of an Event of Default, the Collateral Agent shall be entitled to request the Assignor to exercise strictly in accordance with the instructions of the Collateral Agent any right belonging to the Assignor that may impact the Intercompany Receivables but that could not be transferred with the Intercompany Receivables (such as the right to claim payment under any security given for Intercompany Receivables that could not be transferred with the Intercompany Receivables).
(d)Following the occurrence of an Event of Default, the Collateral Agent shall be entitled to request the Assignor to cooperate (at its own costs) with the Collateral Agent with a view to the collection of any Intercompany Receivable. In particular, the Assignor shall assist the Collateral Agent in any proceedings brought by the Collateral Agent against any debtor of an Intercompany Receivable or any third party in relation to any Intercompany Receivable.
(e)The Assignor agrees that the Collateral Agent can instruct a third party to conduct the enforcement of the Intercompany Receivables in its name and for its account.
7.Application of Proceeds
Any proceeds received by the Collateral Agent under this Agreement, in particular in connection with the enforcement of the Assignment, shall be applied towards satisfaction of the Secured Obligations in accordance with section 9(h) of the Note Purchase Agreement.
8.Security for Third Party Obligations
1.Waiver of Legal Subrogation and Non-Accessory Security Rights
If and to the extent the Secured Obligations are not only owed by the Assignor but also by third parties, and if and to the extent the Assignor satisfies the Secured Obligations in full or in part (including by enforcement of the Assignment), the following provisions shall apply:
(a)Until satisfaction of the Secured Obligations in full, the legal subrogation (gesetzlicher Forderungsübergang) pursuant to articles 110, 149 CO (or any other applicable provision) or under any other applicable law shall not apply. For the avoidance of doubt, the claim for indemnity (article 148 para. 2 CO) shall not be affected thereby.
(b)The Assignor may request the transfer to it of non-accessory security rights (nicht-akzessorische Sicherungsrechte) which have not been provided by the Assignor only upon satisfaction of the Secured Obligations in full and only if and to the extent the respective security provider has approved the transfer to the Assignor.
2.Limitation of Security
Notwithstanding anything to the contrary in this Agreement, the obligations of the Assignor and the rights of the Collateral Agent under this Agreement are subject to the following limitations:
(a)If and to the extent that the security interest granted by the Assignor under this Agreement secures obligations of its Affiliates which are not its wholly-owned direct or

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indirect Subsidiaries (the Restricted Obligations) and if using the proceeds from the enforcement of such security interest to discharge the Restricted Obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven), the repayment of statutory capital reserves (Rückzahlung von gesetzlichen Kapitalreserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by the Assignor or would otherwise be restricted under then applicable Swiss law, the proceeds from the enforcement of such security interest to be used to discharge the Restricted Obligations shall be limited to the amount of freely disposable equity (frei verwendbares Eigenkapital) (including, without limitation, any statutory reserves which can be transferred into unrestricted distributable reserves) of the Assignor at the time of enforcement, as determined in accordance with Swiss law and Swiss accounting principles (the Swiss Maximum Amount), provided that this is a requirement under then applicable mandatory Swiss law and it is understood that such limitation shall not free the Assignor from its obligations in excess of the Swiss Maximum Amount, but that it shall merely postpone the performance date of those obligations until such time or times as performance is again permitted.
(b)Promptly after the enforcement of the security interest granted by the Assignor under this Agreement (but in any event within not more than 30 Business Days after the relevant request having been made), the Assignor shall (x) perform any obligations which are not affected by the above limitations, and (y) if and to the extent required by Applicable Law applicable to the Assignor or reasonably requested by the Collateral Agent:
(i)provide the Collateral Agent with an interim balance sheet audited by the statutory auditors of the Assignor setting out the Swiss Maximum Amount and confirming that using the proceeds from the enforcement of such security interest to discharge the Restricted Obligations in an amount corresponding to the Swiss Maximum Amount is in compliance with the provisions of the applicable Swiss law;
(ii)convert restricted reserves into reserves freely available for distribution as dividends (to the extent permitted by mandatory Swiss law); and
(iii)take any further corporate and other action as may be required by law (such as board and shareholders' approvals and the receipt of any confirmations from the Assignor’s statutory auditors) and other measures reasonably necessary to allow the Collateral Agent to use enforcement proceeds as agreed hereunder with a minimum of limitations.
(c)In relation to the Restricted Obligations, the Assignor shall (x) use its commercially reasonable efforts to ensure that enforcement proceeds can be used to discharge the Restricted Obligations without deduction of Swiss withholding tax, or with deduction of Swiss withholding tax at a reduced rate, by discharging the liability to such tax by notification pursuant to Applicable Law (including tax treaties) rather than payment of Swiss withholding tax; (y) to the extent such notification procedure is not available, the

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Collateral Agent undertakes to withhold from the enforcement proceeds of the Pledge an amount of Swiss withholding tax at the rate of 35 per cent. (or such other rate as is in force at that time), forward such amount to the Swiss Federal Tax Administration, within 10 Business Days after presentation by the Assignor to the Collateral Agent of the relevant form of the Swiss Federal Tax Administration, it being specified that the Assignor shall fill in and prepare the relevant form of the Swiss Federal Tax Administration and submit it to the Collateral Agent for approval, which approval shall not be unreasonably withheld; (z) promptly after a deduction for Swiss withholding tax is made as required by Applicable Law, use its commercially reasonable efforts to ensure that any person which is entitled to a full or partial refund of the Swiss withholding tax deducted from such enforcement proceeds, is in a position to be so refunded and in case it has received any refund of the Swiss withholding tax, pay such refund to the Collateral Agent promptly upon receipt thereof.
(d)If the enforcement of Restricted Obligations would be limited due to the effects referred to in this Clause 8.2, then the Assignor shall (x) to the extent permitted by Applicable Law, revalue and/or realize any of the Assignor’s assets that are shown on its balance sheet with a book value that is significantly lower than the market value of such assets, in case of realisation, however, only if such assets are not necessary for the Assignor’s business (nicht betriebsnotwendig) and (y) reduce the Assignor’s share/quota capital to the minimum allowed under then Applicable Law.
9.Release and Reassignment
(a)The Intercompany Receivables or, in case of enforcement of some but not all the Intercompany Receivables, the remainder thereof, shall be released by the Collateral Agent from the Assignment and reassigned by the Collateral Agent to the Assignor at the cost and risk of the Assignor, if and when (i) all Secured Obligations have been irrevocably paid and discharged in full and no further Secured Obligations are capable of arising in accordance with the terms of the Finance Documents, (ii) any other event occurs requiring a release of the Intercompany Receivables or (iii) as permitted by the Finance Documents.
(b)The Collateral Agent will not make, and shall not be deemed to have made, any representation or warranty, whether express or implied, with respect to the Intercompany Receivables that will be reassigned under this Clause 9, except that at the date of such reassignment of the Intercompany Receivables, such Intercompany Receivables are free and clear of any and all liens, charges and encumbrances arising from the Collateral Agent’s acts.
10.Role of Collateral Agent
(a)The Collateral Agent hereby confirms that each of the other Secured Parties has appointed and each new Secured Party will appoint the Collateral Agent to act as Collateral Agent in its own name but on behalf and on account of each of the other Secured Parties pursuant to section 9(c) of the Note Purchase Agreement. In particular, each of the Secured Parties has authorized, and each of the persons becoming a new

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Secured Party subsequent to this Agreement will authorize the Collateral Agent to exercise the rights, powers, authorities and discretions specifically given to the Collateral Agent under or in connection with this Agreement together with any other incidental rights, powers, authorities and discretions. The Assignor acknowledges such rights and powers.
(b)The Collateral Agent performs its rights and obligations under this Agreement as Collateral Agent in its own name but on behalf and on account of each of the other Secured Parties.
11.Reinstatement
Where any discharge in respect of the Secured Obligations is made, in whole or in part, and any amount paid pursuant to any such discharge is avoided or reduced as a result of insolvency or any similar events, the respective Secured Parties, will have or continue to have a Secured Obligation and, in case the Assignment has been released and the Intercompany Receivables reassigned to the Assignor, the Assignor shall undertake all actions that are necessary for the reinstatement of the Assignment, in particular the Assignor shall return and assign (as the case may be) the Intercompany Receivables. Such reinstatement shall, to the extent required, include a reinstatement of this Agreement and the Assignment shall continue as if there had been no discharge in respect of such Secured Obligations.
12.Duration; Independence
(a)The security interest created hereunder shall not cease to exist if the Secured Obligations have been discharged only partially or temporarily.
(b)This Agreement shall create a continuing security interest and no change, amendment, restatement or supplement whatsoever in the Finance Documents or in any document or agreement related to any of the other Finance Documents shall affect the validity or the scope of this Agreement and the security interest granted hereunder nor the obligations which are imposed on the Assignor pursuant to it.
(c)This Agreement and the security interest granted hereunder are independent from any other security interest or guarantee which may have been or will be entered into for the benefit of the Collateral Agent or any other Secured Party. None of such other security interest or guarantee shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement or the security interest granted hereunder.
13.General Provisions
1.No Waiver
No failure or delay by any Party in exercising any right, power or privilege granted under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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2.Notices
(a)All notices or other communications to be given under or in connection with this Agreement shall be made in writing and shall be delivered by hand, by registered mail (return receipt requested), by an internationally recognized courier, and with respect to notices or other communications addressed to the Collateral Agent, unless otherwise instructed by the Collateral Agent, by e-mail to the following addresses:
if to the Collateral Agent to:

Address:	Glencore Canada Corporation, 100 King Street West Suite 6900 Toronto, ON, M5X 1E3, Canada
Email:	[XXX]
Attention:	Legal Department

with a copy to:
Address:	Glencore International AG Baarermattstrasse 3, 6340 Baar, Switzerland
Email:	[XXX]
Attention:	General Counsel

with a copy to:
Address:	Weil, Gotshal & Manges LLP 767 5th Avenue New York, NY 10153
Email:	[XXX]
Attention:	Justin Lee, Heather Emmel, David Avery-Gee, Nitin Konchady

if to Assignor to:

Address:	Li-Cycle Europe AG, Neuhofstrasse 6, 6340 Baar, Switzerland
Email:	[XXX]
Attention:	Jens Emrich

Address:	Li-Cycle Holdings Corp., 207 Queens Quay West, Suite 590 Toronto, Ontario M5J 1A7, Canada
Email:	[XXX]
Attention:	Ajay Kochhar

with a copy to:
Address:	Freshfields Bruckhaus Deringer LLP 3 World Trade Center 175 Greenwich Street New York, New York 10007

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Email:	[XXX]
Attention:	Andrea M. Basham, Allison R. Liff

or any substitute address or fax number as a party may notify to the other in accordance with the above by not less than five days' notice.
(b)Any notice to be given hereunder shall be given prior to the expiry of a term or deadline set forth in this Agreement or by applicable law, or the notice shall be deemed null and void. All notices, communications, documents or other information shall be effective upon receipt by the party to whom it is addressed irrespective of whether received prior to or after the expiry of such term or deadline (provided that the notice was timely and duly given in accordance with this Clause 13.2).
3.Entire Agreement
This Agreement, including the annexes and any other documents referred to herein, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and shall supersede all prior oral and written agreements or understandings of the Parties relating hereto. All references to this Agreement shall be deemed to include the annexes hereto.
4.Amendments and Waivers
This Agreement (including this Clause 13.4) may only be modified or amended by a document signed by all Parties. Any provision contained in this Agreement may only be waived by a document signed by the Party waiving such provision.
5.Transfer of Rights and Obligations
(a)The Assignor may not transfer or assign this Agreement or any rights or obligations hereunder without prior written consent of the Collateral Agent.
(b)The Collateral Agent may transfer and assign this Agreement or any rights or obligations hereunder in accordance with the Note Purchase Agreement without the consent of the Assignor or any other person to any third party.
6.Severability
Should any part or provision of this Agreement be, be held, or become illegal, invalid or unenforceable in any respect by any competent arbitral tribunal, court, governmental or administrative authority having jurisdiction, the legality, validity or enforceability of the remaining provisions of this Agreement shall nonetheless remain legal, valid and enforceable and not in any way be affected or impaired. In such case, the Parties shall replace the illegal, invalid or unenforceable provision with such valid and enforceable provision which best reflects the commercial and legal purpose of the replaced provision and shall execute all agreements and documents required in this connection.

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14.Governing Law and Jurisdiction
1.Governing Law
This Agreement and the Assignment shall be governed by and construed in accordance with the substantive laws of Switzerland.
2.Place of Jurisdiction
(a)The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to the Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be the city of Zurich, Switzerland.
(b)The Collateral Agent in addition shall have the right to institute legal proceedings against the Assignor before any other competent court or authority, in which case Swiss law shall nevertheless be applicable as provided in Clause 14.1.
[Signatures on next page]

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Assignor: Li-Cycle Europe AG

/s/ Elewout Steven J. Depicker Elewout Steven J. Depicker Director	/s/ Udo Schleif______________ Udo Schleif Director
Director     Director

Collateral Agent:

Glencore Canada Corporation

in its capacity as Collateral Agent under the Note Purchase Agreement, and acting in its own name but on behalf and on account of the other Secured Parties

/s/ Adam Luckie_____________

Name: Adam Luckie
Function: Authorised Signatory

[Signature page of the Security Assignment Agreement]

Security Assignment Agreement
Annex 1 - List of Intercompany Receivables
[XXX]

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Annex 2 - Notification to Intercompany Receivables Debtors
[Letterhead Assignor]
To:     [debtor]
    [Address]
cc:    Glencore Canada Corporation
100 King Street West, Suite 6900
Toronto, ON, M5X 1E3
Canada
Date: [■]
Notification of Security Assignment of Intercompany Receivables
Dear Madam or Sir,
We hereby give you notice that on [May 31, 2024], we, Li-Cycle Europe AG, entered into a security assignment agreement (the Security Assignment Agreement) between us as assignor and Glencore Canada Corporation, 100 King Street West, Suite 6900, Toronto, ON M5X 1E3, Canada, acting in its capacity as Collateral Agent (the Collateral Agent). Under the Security Assignment Agreement we assigned for security purposes all of our present and future monetary claims and receivables, whether actual or contingent, whether due now or becoming due or owing thereafter, arising out of any intercompany loans granted or other credit extended to you, as well as any rights and benefits relating thereto, including privileges and ancillary rights in respect thereof and any interest accruing thereon as well as any right to receive the proceeds of any security, warranty, indemnity or guarantee relating thereto.
The relevant intercompany loans or credits (the Intercompany Receivables) are the following:
•[Description of the Intercompany Receivable]
The purpose of the assignment of our rights under the Intercompany Receivables is to secure any claims the secured parties may have under a certain note purchase agreement dated as of March 25, 2024, as amended from time to time (the Note Purchase Agreement), entered into between, among others, Li-Cycle Holdings Corp as issuer and Glencore Ltd. and Glencore Canada Corporation as Purchaser and Collateral Agent (each as defined therein).
Until receipt of a notice from the Collateral Agent to be served on you in writing in the form as set out in Annex 1 hereto, we may continue to collect principal and interest pursuant to the terms of the Intercompany Receivables. Upon receipt of such aforesaid notice, you shall no longer effect payments to us in connection with the Intercompany Receivables.
We kindly ask you to acknowledge this notice and thereby consent to the choice of Swiss law to govern the Security Assignment Agreement and the assignment of the Intercompany Receivables by signing below and to return the acknowledged copy.
Yours faithfully,

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Security Assignment Agreement

Li-Cycle Europe AG

Elewout Steven J. Depicker Director	Udo Schleif Director
Acknowledged and agreed by:

[debtor]

Name: Function:	Name: Function:

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Security Assignment Agreement
Annex 2.1: Notification of Enforcement to Intercompany Receivables Debtors
[Letterhead Collateral Agent]
To:    [debtor]
[Address]
cc:    Li-Cycle Europe AG
Neuhofstrasse 6
6340 Baar
Switzerland

Date: [■]
Notification of Enforcement
Dear Madam or Sir,
As you have been informed Li-Cycle Europe AG, Neuhofstrasse 6, 6340 Baar, Switzerland (the Company), the Company on [May 31, 2024], entered into a security assignment agreement (the Security Assignment Agreement) between the Company as assignor and us, Glencore Canada Corporation, acting in our capacity as Collateral Agent (the Collateral Agent). Under the Security Assignment Agreement the Company assigned for security purposes all of its present and future monetary claims and receivables, whether actual or contingent, whether due now or becoming due or owing thereafter, arising out of any intercompany loans granted or other credit extended to you, as well as any rights and benefits relating thereto, including privileges and ancillary rights in respect thereof and any interest accruing thereon as well as any right to receive the proceeds of any security, warranty, indemnity or guarantee relating thereto (the Intercompany Receivables).
We herewith give notice that the Company may no longer continue to collect principal and interest pursuant to the terms of the Intercompany Receivables. As of the date of receipt hereof, you shall no longer effect payments to the Company in connection with the Intercompany Receivables. Please take note that you will only be released from your payment obligations in relation to the Intercompany Receivables by effecting payment to us as Collateral Agent or to our order as follows:
Payment Instructions:
You are herewith notified and instructed to pay to the following account:
[insert details of Bank Account designated for such purpose by Collateral Agent]
We kindly ask you to confirm receipt of this notice by forwarding the duly signed copy of this notice to us at the address given above, attention [■].
Yours faithfully,

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Security Assignment Agreement

Glencore Canada Corporation

Name: Function:	Name: Function:

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